UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2022

Advanced Energy Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26966	84-0846841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1595 Wynkoop Street, Suite 800, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(970) 407-6626

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AEIS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Increase in the Size of the Board of Directors

On February 1, 2022, the Board of Directors (the “Board”) of Advanced Energy Industries, Inc. (the “Company”) increased the size of the Board from ten (10) to eleven (11) directors.

Election of Mr. David Reed to the Board of Directors

On February 1, 2022, the Board of the Company elected Mr. David Reed to serve as a member of the Board effective immediately.  Mr. Reed will stand for re-election at the 2022 Annual Meeting of Stockholders. The Board appointed Mr. Reed to the Compensation Committee of the Board.

David Reed is 63 years old and recently served for six years as executive vice president global operations of NXP Semiconductors N.V.  In this role, Mr. Reed was responsible for NXP’s internal and external manufacturing operations, supply chain, information technology, total quality and procurement. Mr. Reed joined NXP as part of the merger with Freescale Semiconductor, where he had served as senior vice president manufacturing operations. Previously, Mr. Reed was vice president and general manager at GLOBALFOUNDRIES. Mr. Reed began his career at Texas Instruments in 1984, where he served for 26 years in a variety of leadership roles throughout the world. Mr. Reed received his undergraduate degree from Austin College, an undergraduate degree in Chemical Engineering from Texas A&M University and an MBA from the University of Dallas.

There is no arrangement or understanding between Mr. Reed and any other persons pursuant to which he was selected as a director of the Company.  Additionally, there is no transaction between Mr. Reed and the Company that would require disclosure under Item 404(a) of Regulation S-K. The Board has determined Mr. Reed is independent under the listing standards of the NASDAQ Global Select Market.

Mr. Reed will be entitled to receive compensation for his service on the Board in accordance with the Company’s standard compensatory arrangement for non-employee directors. In addition, in connection with his election to the Board and given his short initial director term, Mr. Reed was granted restricted common stock units in the Company with a value of approximately $50,000 representing roughly 3/12th of the value of restricted stock granted to other directors on April 30, 2021. The restricted common stock units were granted pursuant to the Company’s 2017 Omnibus Incentive Plan, as amended (the “2017 Plan”), and such restricted common stock units will vest on April 28, 2022. A copy of the 2017 Plan was filed as Exhibit 10.19 to the Company’s Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 15, 2018.

Also in connection with his election to the Board, Mr. Reed and the Company will execute the Company’s standard form of director indemnification agreement that provides, among other things, that the Company will indemnify and hold Mr. Reed harmless for losses and expenses resulting from claims arising out of, or related to, the fact that he is a director of the Company. The form of director indemnification agreement was filed as Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on December 14, 2009.

Item 8.01  Other Events.

On February 2, 2022, the Company issued a press release entitled “Advanced Energy Appoints David Reed to its Board of Directors.” Attached hereto as Exhibit 99.1 and incorporated herein by reference, is a copy of the press release.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press release dated February 2, 2022

104	The cover page from Advanced Energy Industries, Inc. Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Thomas O. McGimpsey
Date: February 2, 2022	Thomas O. McGimpsey
Executive Vice President, Chief Administrative Officer, and Corporate Secretary